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Exhibit 99.1



CAREMARK RX ANNOUNCES COMPLETION OF NEW YORK TAPS LITIGATION SETTLEMENT

         BIRMINGHAM, Ala., April 17 /PRNewswire/ -- Caremark Rx, Inc. (NYSE:
CMX) today announced that it has completed the previously announced settlement of the Threshold Appreciation Price Securities ("TAPS") lawsuit filed in the Supreme Court of the State of New York covering approximately 35% of the outstanding TAPS. As a result, the lawsuit has been dismissed with prejudice, and Caremark Rx has issued common stock and paid accrued interest on such TAPS through April 14, 2000. The Company has received approximately $168,000,000 in cash from the cancellation of the related TAPS, which will be used to reduce short-term indebtedness.

         Certain statements contained in this press release constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties. A discussion of a number of important factors and assumptions regarding these statements and risks involved is contained in the Company's most recent filings with the Securities and Exchange Commission and also in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2000.

SOURCE Caremark Rx, Inc.